                                LOAN AGREEMENT

                                    between

               THE FAIRFAX COUNTY ECONOMIC DEVELOPMENT AUTHORITY

                                      and

              FORMAN DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP,
                        a Virginia limited partnership

                           Dated as of April 1, 1996



THE FAIRFAX COUNTY ECONOMIC DEVELOPMENT AUTHORITY (THE "ISSUER") HAS ASSIGNED ALL OF ITS INTEREST IN THIS AGREEMENT (EXCEPT CERTAIN PROVISIONS RELATING TO THE PAYMENT OF EXPENSES AND INDEMNIFICATION CONTAINED IN SECTIONS 8.3 AND 8.4 HEREOF) TO THE FIRST NATIONAL BANK OF MARYLAND AS TRUSTEE UNDER AN INDENTURE OF TRUST, DATED AS OF APRIL 1, 1996 AMONG THE ISSUER AND THE TRUSTEE. INFORMATION CONCERNING THIS ASSIGNMENT MAY BE OBTAINED FROM THE TRUSTEE AT ITS PRINCIPAL CORPORATE TRUST OFFICE IN BALTIMORE, MARYLAND.

                               TABLE OF CONTENTS
                               -----------------



Article        Section
Number         Number                                         Page
------         ------                                         ----
I         Definitions..........................................  1

               1.1.  Definitions...............................  1
               1.2.  Rules of Construction.....................  1

II      Representations and Covenants..........................  2

               2.1.  Representations by Issuer.................  2
               2.2.  Representations and Covenants by Borrower.  4

III     Issuance of the Bonds; Use of Proceeds.................  7

               3.1.  Agreement to Acquire Project..............  7
               3.2.  Issuance of Bonds.........................  7
               3.3.  Limitation of Issuer's Liability..........  7

IV      Payment by the Borrower................................  8

               4.1.  (a)  Principal, Premium and Interest......  8
               4.2.  Obligations of Borrower Unconditional.....  8
               4.3.  Payments Assigned.........................  9
               4.4.  Letter of Credit..........................  9

V       Operation and Use of Project...........................  9

               5.1.  Maintenance and Operation of the Project..  9
               5.2.  Inspection of Project and Borrower's
                     Books and Records......................... 10

VI      Governmental Charges and Insurance..................... 10

               6.1.  Governmental Charges...................... 10
               6.2.  Insurance................................. 11
               6.3.  Requirements of Policies.................. 11

VII     Damage, Destruction or Condemnation.................... 11

               7.1.  Parties to Give Notice.................... 11
               7.2.  Damage and Destruction.................... 11
               7.3.  Condemnation and Loss of Title............ 12

VIII    Special Covenants...................................... 12

               8.1.  Arbitrage and Rebate...................... 12

               8.2.  Use of Proceeds; Other Matters with
                     Respect to Project, Bonds and Tax
                     Exemption.................................. 14
               8.3.  Indemnification by Borrower................ 15
               8.4.  Payment of Expenses........................ 16
               8.5.  Approval of Indenture...................... 17
               8.6.  Notice of Act of Bankruptcy................ 17

IX      Events of Default and Remedies.......................... 17

               9.1.  Event of Default Defined................... 17
               9.2.  Remedies on Default........................ 18
               9.3.  No Remedy Exclusive........................ 19
               9.4.  Attorneys' Fees and other Expenses......... 19
               9.5.  No Additional Waiver Implied by One
                     Waiver..................................... 19

X       Miscellaneous                                            20

               10.1. Successors and Assigns..................... 20
               10.2. Amendments................................. 20
               10.3. Exculpation of Issuer...................... 20
               10.4. Applicable Law............................. 20
               10.5. Severability............................... 20
               10.6. Notices.................................... 21
               10.7. Agreements to Survive...................... 21
               10.8. Right to Cure Default...................... 21
               10.9. No Joint Venture........................... 21
               10.10. Headings.................................. 22
               10.11. Term of Agreement......................... 22
               10.12. Counterparts.............................. 22
               10.13. Trustee as Third Party Beneficiary........ 22

     THIS LOAN AGREEMENT is made as of April 1, 1996 between THE FAIRFAX COUNTY ECONOMIC DEVELOPMENT AUTHORITY, a political subdivision of the Commonwealth of Virginia (the "Issuer"), and FORMAN DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (the "Borrower").

     WHEREAS, on April 16, 1996, the Issuer adopted a resolution authorizing the refunding, re-issuance and sale of the Issuer's Variable Rate Demand Revenue Bonds (Forman Development Associates Project) Series 1996, in the aggregate principal amount of up to $2,665,000 to refund bonds issued for the costs of acquiring, constructing, equipping and furnishing an administrative office and warehouse facility located on 4.75 acres in Springbelt Center, Fairfax County, Virginia (the "Project"); and

     WHEREAS, the parties desire to set forth in this Agreement certain of their agreements and understandings with respect to these transactions.

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE  I

                                  Definitions

     Section  1.1.  Definitions.  Words and terms used but not defined herein
                    -----------
shall have the meaning set forth in the Indenture of Trust of even date herewith between the Issuer and the Trustee (which is incorporated herein by this reference) unless the context otherwise requires. In addition to, and not as a limitation upon, the preceding sentence, all terms used herein which are defined within the body of any of the Bond Documents or the Bonds shall have the same meaning herein as therein, unless the context in which such terms are used herein clearly requires that a different meaning be ascribed to such terms.

     Section  1.2.  Rules of Construction.  The following rules shall apply to
                    ---------------------
the construction of this Agreement unless the context otherwise requires:

     (a) Singular words shall connote the plural number as well as the singular and vice versa.

     (b) Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.

     (c) All references herein to particular Articles or Sections are references to Articles or Sections of this Agreement.

     (d) The headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (e) The masculine, feminine and neuter genders are used solely for convenience of reference and not as terms of limitation. Accordingly, words of the masculine, feminine and neuter genders shall be deemed and construed to include correlative words of the masculine, feminine and neuter gender.


                                  ARTICLE  II

                         Representations and Covenants
                         -----------------------------

     Section  2.1.  Representations by Issuer.  The Issuer makes the following
                    -------------------------
representations as the basis for its undertakings under this Agreement:

     (a) The Issuer has been duly organized and operating under the Act since its creation, and no dissolution proceedings have been undertaken by it. The Issuer is, on the date of the issuance of the Bonds, a duly created and validly existing political subdivision of the Commonwealth vested with the rights and powers conferred upon economic development authorities under the Act.

     (b) Each commissioner of the Issuer has satisfied the residency requirements of the Act. No commissioner of the Issuer is an officer or employee of the Municipality and each commissioner has taken and subscribed to the oath prescribed by Section 49-1 of the Code of Virginia of 1950, as amended.

     (c) The Issuer has complied in all respects with the Act and has legal right, power and authority to (i) adopt the Resolution and execute and deliver the Bond Documents to which it is a party and other documents related thereto;
(ii) issue, sell and deliver the Bonds to the initial purchasers thereof; (iii) loan the proceeds of the Bonds to the Borrower to undertake the Project; and
(iv) carry out and consummate all other transactions to which it is a party and which are contemplated by the Resolution, the Bonds and the Bond Documents.

     (d) The Bonds and the Basic Documents to which the Issuer is a party have been executed and delivered by duly authorized officers of the Issuer, were duly authorized by the Resolution and are in substantially the same form and text as the copies of such instruments presented to the Issuer at its meeting on March 19, 1996.

     (e) The Bonds constitute the only bonds or other obligations of the Issuer in any manner secured by, or payable from, the amounts due under the Bond Documents and all revenues and receipts derived by the Issuer therefrom or from the security therefor.

     (f) The Issuer hereby finds and determines that financing the Project will serve the purposes of the Act and that the Project constitutes an "authority facility," within the meaning of the Act.

     (g) When authenticated and delivered in accordance with the Indenture, the Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding limited obligations of the Issuer enforceable against the Issuer in accordance with their terms.

     (h) The adoption of the Resolution, the issuance of the Bonds, the execution and delivery of the Bond Documents to which the Issuer is a party and the compliance with the provisions thereof do not, and will not, conflict with or constitute on the part of the Issuer a violation or breach of, or default under, any statute, ordinance, bylaw, indenture, mortgage, deed of trust, resolution, bond, note or other agreement or instrument to which the Issuer is a party or by which it is bound or, to its knowledge, any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of the Issuer's activities or properties.

     (i) No litigation or investigation by any judicial or governmental body or agency is pending or, to the best of the Issuer's knowledge, threatened to (i) enjoin, restrain or otherwise affect the execution, delivery or validity of the Resolution, the Bonds or the Bond Documents, or (ii) challenge, contest or affect the constitution, existence or powers of the Issuer, the incumbency of the Issuer's officers or directors or the validity or enforceability of any action taken by the Issuer with respect to the Resolution, the Bonds, or the Bond Documents or any transactions authorized thereby or related thereto. No litigation or investigation by any judicial or governmental body or agency is pending or, to the best of the Issuer's knowledge, threatened which challenges or contests the collection of revenues or receipts under the Bond Documents or the payment thereof to the registered owners of the Bonds. There is no litigation or investigation by any judicial or governmental body or agency pending or, to the best of the Issuer's knowledge, threatened against the Issuer or any of the property or assets under the control of the Issuer which involves the possibility of any judgment or liability which may adversely affect the Project or the security for the Bonds.

     Section  2.2.  Representations and Covenants by Borrower. The Borrower
                    -----------------------------------------
makes the following representations and covenants in connection with its undertakings hereunder:

     (a) The Borrower is duly organized and validly existing as a limited partnership under the laws of the Commonwealth of Virginia and is duly authorized and empowered to enter into the Bond Documents to which it is a party and the Letter of Credit Agreement and the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and has duly executed and delivered the Bond Documents to which it is a party and the Letter of Credit Agreement.

     (b) The execution and delivery of the Bond Documents to which it is a party and the Letter of Credit Agreement and the performance by the Borrower of its obligations hereunder and thereunder do not and will not (1) conflict with or violate the terms of partnership certificate or limited partnership agreement,
(2) constitute a default under any agreement or other instrument to which the Borrower is a party or by which it is bound, or (3) result in a violation of any agreement or other instrument to which the Borrower is a party or by which it is bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Borrower or its property.

     (c) It has executed and delivered the Bond Documents to which it is a party, and the Letter of Credit Agreement and such Bond Documents and Letter of Credit Agreement, when so executed and delivered by other parties thereto, will constitute the valid and legally binding obligations of the Borrower.

     (d) There are no pending or, to the best of its knowledge, threatened actions, suits, proceedings, or investigations of a legal, equitable, regulatory, administrative or legislative nature, the judgment, order or resolution of which may have a materially adverse effect on the Borrower or its business, assets, condition (financial or otherwise), operations or prospects or on its ability to perform its obligations under the Bond Documents or the Letter of Credit Agreement.

     (e) It is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money or any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such agreement that with a lapse of time or the giving of notice, or both, would constitute a default thereunder.

     (f) The Bonds are the only obligation of any state, territory or possession of the United States, or any political subdivision of the foregoing, or of the District of Columbia, the proceeds of which have been or are to be used primarily with respect to a facility located in Fairfax County, Virginia, or in any contiguous jurisdiction, a principal user of which is or will be the Borrower, any other principal user(s) of the facilities financed with the proceeds of the Bonds, or any "related persons" of the Borrower or such other principal users, within the meaning of Section 144(a)(3) of the Code.

     (g) The Bonds are neither directly nor indirectly "federally guaranteed" (as defined under Section 149(b) of the Code), nor will the Borrower allow the Bonds to be so guaranteed.

     (h) The "average maturity" of the Bonds does not exceed one hundred twenty percent (120%) of the "average reasonably expected economic life" of the facilities financed with the proceeds of the Bonds, within the meaning of
Section 147(b) of the Code. The Borrower will not permit any change in the Project that would, at the time made, cause the "average reasonably expected economic life" of the components of the Project to be less than the "average reasonably expected economic life" of the components of the Project as of the Issue Date, without first providing the Trustee with an opinion of Bond Counsel that such changes will not adversely affect the exemption of interest on the Bonds from Federal income taxation.

     (i) The "aggregate authorized face amount" of the Bonds allocated to any "test period beneficiary" (as defined in Section 144(a)(10) of the Code) of the facilities financed by the Bonds, when increased by the outstanding "tax-exempt facility related" bonds allocated to such test period beneficiary, does not exceed $40,000,000. The Borrower covenants that the Borrower will not allow any person or entity to become a test period beneficiary of any facilities financed by the Bonds, if such act would cause such $40,000,000 limit to be exceeded, as provided in Section 144(a)(10) of the Code.

     (j) To the best of its knowledge, neither the Borrower, any other "substantial user" of the Project nor any "related person" of the Borrower, or such substantial user (as such terms are used in Section 147(a) of the Code) plans to purchase, hold or own the Bonds or any part thereof.

     (k) The information relating to the Bonds, the Project and the Borrower contained in the Issuer's Form 8038 is true and correct.

     (l) There are no other outstanding "qualified small issue bonds" or any outstanding "exempt small issues" (as described in Section 103(b)(6) of the Internal Revenue Code of 1954, as amended) other than the Bonds, with respect to facilities used principally by the Borrower or any "related person" (as defined in Section 144(a)(3) of the Code).

     (m) The principal amount of the Bonds, and the outstanding principal balances of all outstanding "qualified issue bonds" or any outstanding "exempt small issues" described in subsection (l) above, is estimated to be less than $10,000,000.

     (n) The average maturity date of the Bonds is not later than the average maturity date of the Refunded Bonds. The amount of the Bonds does not exceed the outstanding amount of the Refunded Bonds. The net proceeds of the Bonds will be used to redeem the Refunded Bonds not later than 90 days after the date of issuance of the Bonds.

     (o) The weighted average maturity of the Bonds is not greater than the remaining weighted average maturity of the Refunded Bonds.

     (p) The Borrower has obtained all consents, approvals, authorizations and orders of any governmental or regulatory authority that are required to be obtained by the Borrower as a condition precedent to the issuance of the Bonds or the execution and delivery of the Bond Documents to which it is a party and the Letter of Credit Agreement or the performance by the Borrower of its obligations hereunder or thereunder. All approvals, certificates and permits which were required for the acquisition and construction of the Project were duly obtained and all approvals, certificates and permits required for the operation of the Project have been issued and remain in full force and effect.

     (q) No document or instrument executed or delivered by the Borrower, nor any information (financial or otherwise) furnished by or on behalf of the Borrower in connection with the negotiation of the sale of the Bonds contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Borrower has not disclosed in writing to the Issuer and the Letter of Credit Issuer that materially adversely affects, or so far as it can now foresee, based on facts known to it, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under the Bond Documents and the Letter of Credit Agreement.

     (r) The Borrower understands that the certifications made in paragraphs (a) through (q) are to be conclusively relied upon by Bond Counsel in giving its opinion as to the tax-exempt status of the Bonds.


                                 ARTICLE  III

                    Issuance of the Bonds; Use of Proceeds
                    --------------------------------------

     Section  3.1.  Agreement to Acquire Project.  As of the date hereof, the
                    ----------------------------
construction and equipping of the Project has been completed. Simultaneously with the issuance of the Bonds, the Issuer will sell, transfer and convey to the Borrower, by deed (and such bills of sale as may be necessary) with special warranty of title, the Project. The Borrower will purchase and accept the same from the Issuer by entering into this Agreement prior to or simultaneously with the issuance of the Bonds for assignment to the Trustee as security therefor. The Borrower shall secure the Bonds, at its sole expense, by causing the Letter of Credit Issuer to execute and deliver to the Trustee the Letter of Credit.
The Issuer agrees to execute and deliver to the Borrower such further deeds, bills of sale and other evidence of title to the Project, and each part thereof conveyed pursuant hereto as the Borrower may from time to time reasonably request.

     Section  3.2.  Issuance of Bonds.  In order to provide funds to refund the
                    -----------------
bonds issued for payment of the Cost of the Project, the Issuer, concurrently with or as soon as practicable after the execution of this Agreement, will issue the Bonds and deposit the proceeds thereof pursuant to written instructions to defease the prior bonds.

     Section  3.3.  Limitation of Issuer's Liability.  Anything contained in
                    --------------------------------
this Agreement to the contrary notwithstanding, any obligation the Issuer may incur hereunder or in connection with the undertaking of the Project for the payment of money shall not be deemed to constitute a debt or general obligation of the Issuer within any constitutional or statutory limitations but shall be payable solely from the revenues and receipts derived by it from financing of the Project pursuant to this Agreement, including payments received under this Agreement, and from payments under the Letter of Credit.

                                  ARTICLE  IV

                            Payment by the Borrower
                            -----------------------

     Section  4.1. (a)  Principal, Premium and Interest.  The Borrower agrees to
                        -------------------------------
repay the loan made under Article III as follows: On or before 10:00 a.m. (local time at the principal corporate office of the Trustee) on each day on which any payment of principal of, premium, if any or interest on the Bonds shall become due (whether on an interest payment date, at maturity, or upon redemption or acceleration or otherwise), the Borrower will pay, or cause to be paid, an amount which, together with other moneys held by the Trustee in the Bond Fund and available therefor (including, without limitation, proceeds of draws under the Letter of Credit), will enable the Trustee to make such payment in full in a timely manner. If the Borrower defaults in any payment required by this Section, the Borrower will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds.

          (b) Purchase Price.  The Borrower agrees to pay to the Tender Agent
              --------------
(or if the Bonds are in the Book Entry System, the Trustee) amounts sufficient to pay the purchase price of Bonds on each Purchase Date and Mandatory Tender Date pursuant to the Indenture, provided the Borrower shall receive a credit for the amount of remarketing or Letter of Credit proceeds available for such purpose in the Bond Fund on each such date.

          (c) Borrower to Make up Deficiencies.  In furtherance of the
              --------------------------------
foregoing, so long as any Bonds are outstanding, the Borrower agrees to pay, or cause to be paid, all amounts required to prevent any deficiency or default in any payment of the principal or purchase price of, premium, if any, or interest on the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Borrower, the Issuer or any other person.

          (d) Payments under Letter of Credit Agreement.  The Borrower will pay
              -----------------------------------------
all amounts owing to the Letter of Credit Issuer under the Letter of Credit Agreement directly to the Letter of Credit Issuer when due and no such payment shall be made to the Trustee.

     Section  4.2.  Obligations of Borrower Unconditional.  The obligations of
                    -------------------------------------
the Borrower to make all payments pursuant to this Agreement and to observe and perform all other covenants, conditions and agreements under the Bond Documents and the Letter of Credit Agreement shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim the Borrower might otherwise have against the Issuer or the

Trustee. Subject to prepayment as provided in this Agreement, the Borrower shall not suspend or discontinue any such payment or fail to observe and perform any of its other covenants, conditions and agreements under the Bond Documents and the Letter of Credit Agreement for any cause, including without limitation any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Project, or commercial frustration of purpose, or any damage to or destruction or condemnation of all or any part of the Project or any change in the tax or other laws of the United States, the Commonwealth or any political subdivision of either or any failure of the Issuer or any other person to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Bond Documents and the Letter of Credit Agreement.

     Section  4.3.  Payments Assigned.  The Borrower consents to the assignment
                    -----------------
of certain rights of the Issuer under this Agreement to the Trustee and agrees to pay or cause to be paid to the Trustee all amounts payable by the Borrower pursuant to the Bond Documents, except for amounts payable directly to the Issuer and others pursuant to Sections 8.3 and 8.4 of this Agreement.

     Section  4.4.  Letter of Credit.  On or before the Closing Date, in order
                    ----------------
to commence the Letter of Credit Period, the Borrower shall deliver to the Trustee an irrevocable Letter of Credit with a stated expiration date no earlier than April 15, 2001. Thereafter, any replacement Letter of Credit must be delivered to the Trustee on or before a date which is at least 15 days prior to the stated expiration date of the Letter of Credit being replaced. Any replacement Letter of Credit shall have an effective date no later than April 1 in the year in which it is delivered and an expiration date which is at least three (3) years later for successive replacement Letters of Credit, until the remaining term of the Bonds is less than three (3) years, whereupon the expiration date shall be December 31, 2007 and shall be in all respects in accordance with the requirements of Sections 709(b), (c) and (d) of the Indenture.

                                  ARTICLE  V

                         Operation and Use of Project
                         ----------------------------

     Section  5.1.  Maintenance and Operation of the Project.  The Borrower
                    ----------------------------------------
shall, at its expense, keep the Project in good repair and operating condition and free and clear of all encumbrances except Permitted Encumbrances, as defined in the Letter of Credit Agreement, making from time to time all necessary repairs, renewals and replacements. The Borrower may, at its expense, make any additions, modifications or improvements to the Project that it may deem desirable for its efficient operation as a office/warehouse facility and that do not impair the revenue producing capacity of the Project, provided that the Borrower provides the Letter of Credit Issuer with prior written notice of any such additions, modifications or improvements and such additions, modifications or improvements are located wholly on the Land and comply with all Federal, state and local codes as applied to the Project, and further provided that no liens or other encumbrances are filed on the Land as a result of such additions, modifications or improvements. All such renewals, replacements, additions, modifications and improvements shall become part of the Project.

     The Borrower shall (a) use, maintain and operate, or cause to be used, maintained and operated, the Project as a office/warehouse facility; (b) comply with all laws, rules and regulations of any governmental body applicable to the condition and operation of the Project, whether existing or later enacted or foreseen or unforeseen and whether involving any change in governmental policy or requiring structural or other changes to the Project; (c) neither commit nor suffer others to commit a nuisance in or about the Project; and (d) provide at its own cost and expense, or cause to be provided, to the extent not included within the Project, the other personal property required for the proper use, maintenance and operation of the Project in an economical and efficient manner.

     Section  5.2.  Inspection of Project and Borrower's Books and Records.  The
                    ------------------------------------------------------
Issuer and its duly authorized representatives and agents shall have such reasonable rights of access to the Project as may be necessary to determine whether the Borrower is in compliance with the requirements of the Bond Documents and the Letter of Credit Agreement and shall have the right at all reasonable times and upon reasonable prior notice to the Borrower to examine and copy the books and records of the Borrower insofar as such books and records relate to the Project.

                                  ARTICLE  VI

                      Governmental Charges and Insurance
                      ----------------------------------

     Section  6.1.  Governmental Charges.  The Borrower shall pay when due
                    --------------------
Governmental Charges. The Borrower, however, at its expense and in its name, may contest in good faith any Governmental Charges. In the event of such a contest, the Borrower may permit the same to remain unpaid during the period of the contest and any subsequent appeal.

     Section  6.2.  Insurance.  The Borrower shall continuously maintain or
                    ---------
shall cause to be maintained insurance against such risks as are customarily insured against by businesses similar in size and character to the Project, paying when due all premiums with respect thereto; provided, however, that during any Letter of Credit Period, compliance with the insurance requirements of the Letter of Credit Agreement then in effect shall be deemed compliance with this Section and Section 6.3.

     Section  6.3.  Requirements of Policies.  All insurance required by Section
                    ------------------------
6.2 shall be maintained with generally recognized responsible insurance companies qualified to do business in the Commonwealth of Virginia and selected by the Borrower. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other businesses of like size and character to the Project. In each policy, other than policies of worker's compensation insurance, the Issuer and the Trustee shall be named as insureds, additional insureds or loss payees, as appropriate, as their interests may appear, provided, however, that the foregoing requirement shall not be applicable during any Letter of Credit Period.


                                 ARTICLE  VII

                      Damage, Destruction or Condemnation
                      -----------------------------------

     Section  7.1.  Parties to Give Notice.  In case of (i) any damage to, or
                    ----------------------
destruction of, any material part of the Project, (ii) a taking of all or any material part of the Project or any right thereunder under the exercise of the power of eminent domain, (iii) any loss of all or any material part of the Project because of failure of title or (iv) the commencement of any proceedings or negotiations which might result in such a taking or loss, the Borrower shall give prompt notice thereof to the Issuer, the Letter of Credit Issuer, and the Trustee, describing generally the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations.

     Section  7.2.  Damage and Destruction.  Unless Payment of the Bonds has
                    ----------------------
occurred or the Borrower has provided for the redemption of all of the Bonds pursuant to an extraordinary optional redemption, in accordance with Section 401(b) of the Indenture, if all or any part of the Project is destroyed or damaged by fire or other casualty, then the Borrower shall restore promptly the property damaged or destroyed to substantially the same condition as before such damage or destruction, with such alterations and additions as the Borrower may determine and which will not impair the capacity or character of the Project for the purpose for which it then is being used or is intended to be used. Any Net Proceeds paid to the Trustee shall be deposited in a sub-account of the Bond Fund created for this purpose. The Borrower may apply so much as may be necessary of the Net Proceeds of insurance received on account of any such damage or destruction to payment of the cost of such restoration, either on completion or as the work progresses but only after delivery to the Trustee of a certificate or certificates from the Borrower containing such information regarding the restoration as the Trustee may reasonably require. If such Net Proceeds are not sufficient to pay in full the cost of such restoration, then the Borrower shall pay so much of the cost as may be in excess of such Net Proceeds. Any balance of Net Proceeds held by the Trustee, after payment of the cost of such restoration shall be deposited in a separate segregated sub-account in the Bond Fund, invested in accordance with
Section 801 of the Indenture and used by the Trustee to redeem Bonds in accordance with Section 703(a) of the Indenture.

     Section  7.3.  Condemnation and Loss of Title.  Unless Payment of the Bonds
                    ------------------------------
has occurred or the Borrower has provided for the redemption of all of the Bonds pursuant to an extraordinary mandatory redemption in accordance with Section 401(b) of the Indenture, if title to, or the temporary use of, all or any part of the Project shall be taken under the power of eminent domain or lost because of failure of title, then the Borrower shall cause the Net Proceeds from any such condemnation award or from title insurance to be paid over to the Trustee to be held by it in a sub-account of the Bond Fund to be created for such purpose and applied to the restoration of the Project to substantially its condition before the exercise of such power of eminent domain or failure of title but only upon delivery to the Trustee of a certificate or certificates from the Borrower to contain such information as the Trustee and the Letter of Credit Issuer may reasonably require. Any balance of Net Proceeds remaining after payment of the cost of such restoration shall be deposited in a separate segregated sub-account in the Bond Fund, invested in accordance with Section 801 of the Indenture and used by the Trustee to redeem Bonds in accordance with
Section 703(a) of the Indenture.

                                 ARTICLE  VIII

                               Special Covenants
                               -----------------

     Section  8.1.  Arbitrage and Rebate.  The Borrower hereby covenants with,
                    --------------------
and certifies to, and for the benefit of, the holders of the Bonds and the Issuer that so long as the Bonds remain Outstanding, moneys on deposit in any fund or account established, maintained or permitted to be established or maintained under the Indenture or under any of the Financing

Documents in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other source, will not be used or invested in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148(a) of the Code. The Borrower obligates itself to comply with the requirements of Section 148 of the Code and any regulations, whether temporary or final, promulgated thereunder or relating thereto, including but not limited to Temporary Treasury Regulation Sections 1.103-15AT and 1.148-l through 1.148-11 (such Section 148 and such regulations hereinafter referred to as the "Arbitrage Rules"). The Borrower agrees to cause to be prepared, by an independent certified public accountant or other expert in tax arbitrage matters reasonably acceptable to the Trustee, a statement or report as to the amount of "rebatable arbitrage" with respect to the Bonds, computed in accordance with the Arbitrage Rules (hereinafter, a "Rebate Statement") as of the end of the fifth and tenth years after the date of issuance of the Bonds (the "Issue Date") and to furnish the same to the Trustee not later than the fortieth (40th) day following each fifth anniversary of the Issue Date while any Bonds are Outstanding. If at the end of each such five year period, funds aggregating the Rebate Amount (hereinafter defined) do not exist in the Rebate Fund, then the Borrower shall pay to the Trustee for deposit into the Rebate Fund within forty (40) days after the end of such five year period the amount needed to be paid into the Rebate Fund to increase the funds therein to an amount equal to such Rebate Fund.

     The Borrower further agrees to cause to be prepared a final Rebate Statement and to furnish the same to the Trustee not later than the fortieth
(40th) day after final payment of the Bonds has occurred. If, on the date on which final Payment of the Bonds occurs, funds aggregating the Rebate Amount required to be paid to the United States within 60 days following final Payment of the Bonds, in accordance with Section 710 of the Indenture, do not exist in the Rebate Fund, then the Borrower contemporaneously with the delivery of the final Rebate Statement shall pay to the Trustee for deposit in the Rebate Fund the amount needed to increase funds on deposit in the Rebate Fund to an amount equal to such Rebate Amount. The Trustee shall retain records with regard to each Rebate Statement, including the Final Rebate Statement, for a period of six
(6) years following Payment of the Bonds. As used in this Section, the term "Rebate Amount" shall mean the amount of 'rebatable arbitrage' with respect to the Bonds, as such term is defined and used in the Arbitrage Rules.

     NOTHING CONTAINED HEREIN SHALL BE INTERPRETED OR CONSTRUED TO REQUIRE THE ISSUER OR THE TRUSTEE TO CALCULATE OR TO PAY THE "REBATE AMOUNT", THE SAME BEING THE SOLE AND EXCLUSIVE RESPONSIBILITY AND OBLIGATION OF THE BORROWER.

     Section 8.2.   Use of Proceeds; Other Matters with Respect to Project,
                    -------------------------------------------------------
Bonds and Tax Exemption.
-----------------------

     (a) Use of Proceeds: Prohibited Uses of Project, Etc. Neither the Issuer nor the Borrower shall cause any proceeds of the Bonds to be expended except pursuant to this Agreement, the Indenture and Borrower's Tax Compliance Agreement and Certificate dated as of April 1, 1996, which is incorporated herein by reference. Unless the Borrower shall deliver to the Trustee an Opinion of Counsel recognized on the subject of municipal bonds satisfactory to the Trustee to the effect that such use, occupation or ownership will not be an Event of Taxability, the Borrower shall not:

          (1) permit the proceeds of any Bonds to be used in any way that would result in less than 100% of the net proceeds of any series of Bonds being considered as having been used to refund the prior series of Bonds,

          (2) take any action or approve the Trustee's taking any action or making any investment or use of the proceeds of any Bonds (including failure to spend the same with due diligence) that would cause such Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and the regulations and rulings thereunder then applicable to such Bonds,

          (3) barring unforeseen circumstances, approve the use of the proceeds of any Bonds or any other funds other than in accordance with its "non-arbitrage" certificate with respect to such use given immediately prior to the delivery of such Bonds,

          (4) permit the Project to be used or occupied by the United States or any agency or instrumentality thereof in any manner for compensation, including any entity with statutory authority to borrow from the United States (in any case within the meaning of Section 149(b) of the Code), or in any way cause the Bonds to be "federally guaranteed" within the meaning of Section 149(b) of the Code,

          (5) as long as the Bonds remain Outstanding, permit any portion of the Project to be used for anything other than administrative offices and a warehouse and industrial distribution facility,

          (6) take any other action that would adversely affect the exemption of interest on any Bonds from Federal income taxation.

     Without limiting the generality of the foregoing, the Borrower shall at its sole expense take all action required under Section 148(f) of the Code and Treasury Regulations thereunder or any successor Treasury Regulations to prevent the Bonds from becoming "arbitrage bonds" under such Section, including but not limited to compliance with Section 8.1.

     (b) The Borrower shall not make any change in the Project that would, at the time made, cause the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the "average reasonably expected economic life" of such components set forth in the certificate or letters of representation of the Borrower delivered at the time of issuance of the Refunded Bonds, unless the Borrower furnishes to the Trustee an Opinion of Counsel recognized on the subject of municipal bonds satisfactory to the Trustee that such change will not be an Event of Taxability.

     (c) The Borrower shall not take or omit to take any action the taking or omission of which will result in more than 2% of the "aggregate face amount" of any series of Bonds being used to finance the costs of issuance of such series of Bonds.

     (d) The Borrower shall not take any action or allow any action to be taken that will cause the "aggregate authorized face amount" of the Bonds allocated to any "test-period beneficiary", as defined in Section 144(a)(10) of the Code, when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000 without providing to the Trustee an Opinion of Counsel recognized on the subject of municipal bonds satisfactory to the Trustee stating that such shall not be an Event of Taxability.

     (e) The Borrower shall take all action necessary to ensure that interest on the Bonds is not included in gross income for Federal income tax purposes.

     Section 8.3.   Indemnification by Borrower.  The Borrower, at all times,
                    ---------------------------
shall protect, indemnify and save harmless the Issuer and the Trustee (the "Indemnitee") from and against all liabilities, obligations, claims, damages, penalties, fines, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) for all acts or failure to act in connection with the Project and the issuance of the Bonds.

     The foregoing indemnity shall be effective only as and to the benefits of this Section shall not inure to any person other than the Indemnitee and its successors. Nothing contained herein shall require the Borrower to indemnify the Indemnitee for any claim or liability resulting from their gross negligence or willful, wrongful act or willful, wrongful misconduct.

     If any action, suit or proceeding is brought against any Indemnitee for any loss or damage for which the Borrower is required to provide indemnification under this Section, the Borrower, upon request, at its expense shall defend such action, suit or proceeding, or cause the same to be defended by counsel designated by the Borrower and approved by the Indemnitee against which it is brought, and such approval shall not be withheld unreasonably, provided that such approval shall not be required in the case of defense by counsel designated by an insurance company undertaking such defense pursuant to any applicable policy of insurance. The obligations of the Borrower under this Section shall survive Payment of the Bonds.

     All references in this Section to the Indemnitee shall include their directors, officers, employees and agents and their respective successors.

     Section 8.4.   Payment of Expenses.  The Borrower covenants to pay, within
                    -------------------
thirty (30) days after receiving written demand therefor, an amount sufficient to pay the following costs and expenses, including reasonable counsel fees, incurred by the Issuer or the Trustee as a result of actions taken pursuant to the financing contemplated by this Agreement, which are not paid from the proceeds of the Bonds:

     (a) All reasonable fees and expenses of the Issuer and its counsel, the Remarketing Agent and its counsel, the Trustee and its counsel, and Bond Counsel, and all reasonable other costs, fees and expenses incident to this financing of the Project;

     (b) All reasonable costs, fees and expenses of surveyors, engineers, architects, appraisers and accountants employed to make examinations or reports or to render opinions required by the Bond Documents;

     (c) All reasonable fees and other costs payable to the Trustee for services or indemnity under the Indenture;

     (d) All costs incurred in connection with the redemption or purchase of the Bonds;

     (e) The reasonable fees and other costs, not otherwise paid under this Agreement, incurred by the Issuer by reason of: (i) its ownership, administration, or financing of the Project; (ii) the purchase and sale of the Bonds; or (iii) in connection with its administration and enforcement of and compliance with this Agreement;

     (f) All amounts which are advanced by the Issuer or the Trustee under the authority of this Agreement or the Indenture for the benefit of the Borrower;

     (g) The Issuer's reasonable expenses, including the reasonable fees and expenses of its counsel, directly related to the Project or the Bonds and also those costs and expenses not directly related to the Project but attributable to the Issuer's financing including, but not limited to, a reasonable share of the cost of any audit of the funds of the Issuer, and all other amounts which the Borrower agrees to pay under the terms of this Agreement;

     (h) All costs of collection, including reasonable attorneys' fees, incurred by the Issuer or the Trustee in connection with obtaining payment of the Bonds or payment of any other amounts or performance by the Borrower under the Bond Documents; and

     (i)  Any other payments required to be made pursuant to the Bond Documents.

     Payments pursuant to this Section shall be made by the Borrower directly to the persons, firms or governmental agencies entitled to such payments, or, at the direction of the Issuer or the Trustee, to the Issuer or the Trustee as reimbursement therefor.

     Section 8.5.    Approval of Indenture.  The Borrower approves the terms and
                     ---------------------
conditions of the Indenture and agrees to perform all obligations to be performed by it under the Indenture.

     Section 8.6.    Notice of Act of Bankruptcy.  The Borrower agrees promptly
                     ---------------------------
to notify the Issuer, the Trustee and, during the Letter of Credit Period, the Letter of Credit Issuer of the occurrence of an Act of Bankruptcy with respect to it or if it becomes aware of an Act of Bankruptcy with respect to the Issuer.


                                  ARTICLE  IX

                        Events of Default and Remedies
                        ------------------------------

     Section 9.1.    Event of Default Defined.  Each of the following events,
                     ------------------------
upon its occurrence and the expiration of the applicable grace period, is hereby declared an Event of Default:

     (a) Failure of the Borrower to make any payment under Section 4.1 when the same becomes due and payable;

     (b) Failure of the Borrower to observe or perform any of its other covenants, conditions or agreements hereunder for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied, given by the Issuer, the Trustee or the Letter of Credit Issuer, if any, to the Borrower; provided, however, that in the instance of any default which by its nature can be cured but is not susceptible of being cured within such thirty
(30) day period, then it shall not constitute an Event of Default if the Borrower commences the cure within such thirty (30) day period and thereafter prosecutes the same with due diligence to conclusion, provided that Borrower shall submit periodic documentation or evidence reasonably satisfactory to the Trustee or the Letter of Credit Issuer of its efforts to cure and in no event shall the cure period hereunder exceed sixty (60) days;

     (c)  The occurrence of an Act of Bankruptcy;

     (d)  An Event of Default under the Indenture; or

     (e) If during the Letter of Credit Period, receipt by the Issuer and the Trustee of written notice from the Letter of Credit Issuer stating that an Event of Default has occurred under the Letter of Credit Agreement and demanding that the Bonds be declared immediately due and payable.

     Section 9.2.   Remedies on Default.  (a) Whenever an Event of Default has
                    -------------------
happened and is continuing, (i) if the Event of Default is that which is set out in Section 9.1(a) and there has occurred and is continuing an Event of Default under Section 1001(a) or (b) of the Indenture, or (ii) if the Event of Default is that set forth in Section 9.1(c) or Section 9.1(e), then, and in any such instance the Issuer, or the Trustee as assignee of the Issuer, shall; or (b) whenever an Event of Default has happened and is continuing under Section 9.1(b) or (d) then and in any such event, the Issuer or the Trustee may (shall, if requested by the registered owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding):

     (a) Declare all payments hereunder to be immediately due and payable in the amount sufficient to pay all the principal of and interest on, and all other amounts payable under the terms of the Bonds, whereupon the same shall become immediately due and payable without notice or demand of any kind;

     (b) Take whatever action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due or to enforce observance, or performance of any covenants, conditions or agreements of the Borrower in this Agreement or any of the Bond Documents;

     (c) Exercise any remedy afforded a secured party under the UCC then in effect, to the extent that property subject to this Agreement or any other Bond Document is property subject to the UCC;

     (d)  Exercise any remedy provided in the Bond Documents; or

     (e)  Draw upon the Letter of Credit.

     The Issuer or the Trustee shall give notice to the Borrower, the Remarketing Agent and the Letter of Credit Issuer of the exercise of any of the rights or remedies under this Section.

     Any balance of the moneys collected pursuant to action taken under this Section remaining after payment of all costs and expenses of collection and amounts due hereunder shall be used for the payment of the Bonds; provided that after Payment of the Bonds any such balance shall be paid to the Borrower or to the Letter of Credit Issuer, if at the time the Letter of Credit Issuer is entitled to the benefits of the Indenture inasmuch as it has been subrogated to the rights of the Trustee thereunder.

     Section 9.3.   No Remedy Exclusive.  No remedy herein conferred upon or
                    -------------------
reserved to the Issuer or the Trustee is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient.

     Section 9.4.   Attorneys' Fees and other Expenses.  The Borrower shall on
                    ----------------------------------
demand pay to the Issuer and the Trustee the reasonable fees of attorneys and other reasonable expenses incurred by any of them in the collection of payments hereunder or the enforcement of any other obligations of the Borrower upon an Event of Default.

     Section 9.5.   No Additional Waiver Implied by One Waiver. If either party
                    ------------------------------------------
or its assignee waives a default by the other party under any covenant, condition or agreement herein, such waiver shall be limited to the particular breach hereunder.

                                   ARTICLE  X

                                 Miscellaneous
                                 -------------

     Section 10.1.  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. No assignment by the Borrower shall relieve it of its obligations under this Agreement.

     Section 10.2.  Amendments.  This Agreement may not be amended except by an
                    ----------
instrument in writing signed by the parties and consented to by the Trustee pursuant to Article XIII of the Indenture. The Borrower agrees that no amendment to any of the Bond Documents shall be effective without the prior written consent of the Trustee in accordance with the terms of the Indenture and, during the Letter of Credit Period, the Letter of Credit Issuer.

     Section 10.3.  Exculpation of Issuer.  Notwithstanding anything in the
                    ---------------------
Bonds or the Bond Documents to the contrary, the obligations of the Issuer are not general obligations of the Issuer, but are limited obligations payable solely from the Revenues which are specifically pledged for such purpose. Neither the Bonds nor the Bond Documents shall be deemed to create or constitute a debt or a pledge of the faith and credit of the Commonwealth or any political subdivision thereof, including the Municipality, and the Issuer. Neither the Commonwealth nor any political subdivision thereof, including the Municipality, and the Issuer is obligated to pay the Bonds or the redemption price or purchase price thereof or the interest or premium, if any, thereon or other costs incident thereto except from the special funds pledged therefor and the property pledged or mortgaged therefor. No present or future director, member, officer, employee or agent of the Issuer shall be liable personally in respect of this Agreement or for any other action taken by such individual pursuant to or in connection with the financing provided for in this Agreement. The Issuer shall be protected in acting upon any notice, request, requisition, consent, certificate or other writing reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

     Section 10.4.  Applicable Law.  This Agreement shall be governed by the
                    --------------
applicable laws of the Commonwealth.

     Section 10.5.  Severability.  If any clause, provision or section of this
                    ------------
Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer and the Borrower, as the case may be, only to the extent permitted by law.

     Section 10.6.  Notices.  Unless otherwise provided for herein, all
                    -------
demands, notices, approvals, consents, requests, opinions, and other communications hereunder shall be in writing and shall be deemed to have been given if given in accordance with the provisions of Section 1405 of the Indenture.

     Section 10.7.  Agreements to Survive.  The representations, warranties,
                    ---------------------
covenants, terms and agreements contained in this Agreement shall survive the execution and delivery of the Bonds and the Bond Documents.

     Section 10.8.  Right to Cure Default.  If the Borrower shall fail to make
                    ---------------------
any payment or to perform any act required of it under the Bonds or the Bond Documents, the Issuer, the Letter of Credit Issuer, or the Trustee, without prior notice to or demand upon the Borrower and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act. All amounts so paid by the Issuer, the Letter of Credit Issuer or the Trustee and all costs, fees and expenses, including but not limited to attorneys' fees, so incurred shall be secured by the Letter of Credit and shall be payable by the Borrower to the party making the payment or incurring the cost, fee or expense as an additional obligation under the Bond Documents, together with interest thereon at a per annum rate equal to the Reimbursement Rate as defined in the Letter of Credit Agreement until paid. The Borrower's obligation under this Section shall survive Payment of the Bonds.

     Section 10.9.  No Joint Venture.  Nothing in this Agreement shall be
                    ----------------
construed as making any party a partner or joint venturer with any other party.

     Section 10.10. Headings.  The headings of the several articles and
                    --------
sections of this Agreement are inserted for convenience only and do not comprise a part of this Agreement.

     Section 10.11. Term of Agreement.  This Agreement shall be effective upon
                    -----------------
its execution and delivery, provided that the Bonds and the other Bond Documents previously or simultaneously have been executed and delivered. Except as otherwise specified, the Borrower's obligations under the Bonds and the Bond Documents shall expire upon Payment of the Bonds and all other amounts payable by the Borrower under the Bond Documents.

     Section 10.12. Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument, except that to the extent, if any, that this Agreement shall constitute personal property under the UCC, no security interest in this Agreement may be created or perfected through the transfer or possession of any counterpart other than an original counterpart, which shall be the counterpart containing the receipt therefor, executed by the Trustee following the signatures to this Agreement.

     Section 10.13. Trustee as Third Party Beneficiary.  The rights of the
                    ----------------------------------
Issuer under this Agreement (except for certain rights to payment of expenses and indemnification contained in Section 8.3 and 8.4) are to be assigned to the Trustee. The Borrower consents to such assignment and agrees that the Trustee shall be entitled to enforce this Agreement directly against the Borrower as a third party beneficiary hereof.

     WITNESS the following signatures, as of the day and in the month and year first above written.

                                 FAIRFAX COUNTY ECONOMIC DEVELOPMENT
                                 AUTHORITY


                                 By:_____________________________________
                                 Title: Patricia M. Woolsey, Chairman


                                 FORMAN DEVELOPMENT ASSOCIATES LIMITED
                                 PARTNERSHIP, a Virginia limited
                                 partnership


                                 By:_____________________________________
                                 Title: Barry P. Forman, General Partner

                                    RECEIPT

     Receipt of the foregoing original counterpart of the Loan Agreement, dated as of April 1, 1996, between the Fairfax County Economic Development Authority and Forman Development Associates Limited Partnership, a Virginia limited partnership, is hereby acknowledged.

                              THE FIRST NATIONAL BANK OF MARYLAND, as Trustee



____________, 1996            By:_____________________________________
                                  Its Authorized Officer

CLIENT/MATTER NAME:           FORMAN BOND DEAL/???

CLIENT/MATTER NUMBER:  00260/009

FILENAME:                            J:\DATA\CLIENT\00\00260\LOAN.AGT

ATTORNEY:                            L. HUGHES

DOCUMENT TITLE:        AGREEMENT OF SALE

FILE SERVER:           FX2

PLEASE KEEP THIS SHEET WITH THE DOCUMENT FOR ALL FURTHER REVISIONS.
THANK YOU.

REVISION INFORMATION: 02/22/96 03:44PM FX2 CDLUC
                                     02/22/96 03:44PM FX2 CDLUC
                                     02/23/96 12:47 Fair PCM
                                     02/28/96 14:37 Fair PCM
                                     03/13/96 08:51PM FX2 CASTR
                                     03/14/96 14:46 Fair cdl
                                     03/19/96 08:51 Fair PCM
                                     04/22/96 Fair CJTAELMAN